NOTICE OF ANNUAL MEETING TO BE HELD JUNE 20, 2000


                                PIONEER RAILCORP
                             Peoria, Illinois 61607





To the Stockholders:

The Annual Meeting of Stockholders will be held at Pioneer Railcorp's Corporate Office, 1318 S. Johanson Road, Peoria, Illinois, on Tuesday, June 20, 2000, commencing at 8:30 a.m. local time, for the purpose of considering and voting on the following matters as described in the attached Proxy Statement:

-   To elect five directors for a one year term;

- To consider and act upon a proposal to ratify the appointment of independent public accountants for 2000;

-   Any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on April 30, 2000, will be entitled to vote at this meeting. A copy of the Company's Annual Report containing financial data and a summary of operations for 1999 is being mailed to the Company's stockholders with this Proxy Statement.

In order that your stock may be represented at the meeting in case you are not personally present, please complete, sign and date the enclosed proxy/voting instruction card and return it promptly in the accompanying addressed envelope.



By order of the Board of Directors


/s/ Daniel A. LaKemper
----------------------
Daniel A. LaKemper
Secretary



May 15, 2000





                                Pioneer Railcorp
                              1318 S. Johanson Road

                             Peoria, Illinois 61607
                                  309-697-1400


                                 Proxy Statement

This Proxy Statement and the accompanying proxy will be sent to stockholders of Pioneer Railcorp on or about May 15, 2000, in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at Pioneer Railcorp's corporate office, 1318 S. Johanson Road, Peoria, Illinois 61607, on Tuesday, June 20, 2000, commencing at 8:30 a.m. local time. The Company's Annual Report for 1999, including financial statements, is also included herein.

The record date for stockholders entitled to vote at the Annual Meeting is April 30, 2000. As of April 30, 2000, the Company had issued and outstanding 4,611,517 shares of common stock, of which 4,611,517 are entitled to one vote per share.

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of the Company present in person or represented by proxy at the Meeting, and entitled to vote, is required for the election of directors and for the ratification of McGladrey & Pullen, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.

Votes cast by proxy or in person at the meeting will be tabulated by an appointed employee of the Company and will determine if a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

It is the Company's policy that all proxies, ballots, and voting tabulations that identify shareholders will be kept confidential, except where disclosure may be required by applicable law, where shareholders write comments on their proxy cards, or where disclosure is expressly requested by a shareholder.

The Proxy

Any person giving a proxy has the power to revoke it at any time before it is voted, upon written notice to J. Michael Carr, Chief Financial Officer of the Company.

Any proxy cards returned without specification will be voted as to each proposal in accordance with the recommendations of the Board of Directors.

The Company will bear the costs of solicitation of proxies. Following the mailing of proxy soliciting material, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or fax. The Company will also reimburse persons holding stock for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

Beneficial Ownership of Stock

There are no shareholders, as of March 21, 2000, known by the Company to be beneficial owners of more than 5% of its outstanding common stock other than Company directors and officers.

Nominees for Election as Directors

Guy L. Brenkman, age 53, Chairman of the Board of Directors and President of Pioneer Railcorp and its subsidiaries was the incorporator of the Company and has been a member of the Board of Directors and President of the Company since its formation. Mr. Brenkman's past business experience includes real estate sales and management, securities sales, and seven years of operational railroad industry experience before managing the day-to-day railroad operations of Pioneer in 1988. Mr. Brenkman, acting as agent of the Issuer, conducted the public offering of Pioneer Railcorp, which raised its initial capital, and secondary capital for expansions.

Orvel L. Cox, age 57, Director, also serves as same for each of the Company's subsidiaries and Superintendent of Transportation for same. Mr. Cox has 40 years of active railroading experience with 31 of those years working for Class I railroads. Mr. Cox has been a director and officer of Pioneer Railcorp since its inception and has been involved in all phases of the development and growth of the Company.

John S. Fulton, age 67, Director, was elected to the Board in 1993. Mr. Fulton has 25 years experience in real estate development and industrial appraising. Mr. Fulton holds a BS degree in Public Administration from Bradley University in Peoria, Illinois.

J. Michael Carr, age 36, Treasurer, also serves as Treasurer for each of the Company's subsidiaries and Chief Financial Officer for same. Mr. Carr has been employed by the Company since March 1993. Before joining the Company, Mr. Carr worked in public accounting and banking for seven years, most recently as Controller for United Federal Bank. Mr. Carr is a CPA and holds a BS-Accounting from Illinois State University, Normal, Illinois.

Timothy F. Shea, age 51, owns Shea Property Management and has been a real estate property manager 1984. Mr. Shea has a BS-Business Management from Bradley University, Peoria, Illinois.

General Information Relating to the Board of Directors

The Board of Directors of the Corporation consists of five members, each elected for a term of one year. The board met a total of 4 times in 1999, at which time all directors were present.

Compensation of Directors

Directors of the Company were each compensated $2,000 in 1999 and received reimbursement for out of pocket expenses.

Committees

The Audit Committee is the only standing committee of the Board of Directors. The purpose of the Audit Committee is to recommend to the Board of Directors the engagement of, and the fee to be paid to, the independent public accountants. The Audit Committee also reviews with the independent accountants as deemed necessary, the Corporation's accounting policies, conflict of interest policy, internal control systems, and financial operations and reporting. The committee met 2 times in 1999. Current members of this committee are Timothy F. Shea, John
S. Fulton, and Orvel L. Cox.

Security Ownership of Directors and Executive Officers

The following table sets forth information, as of March 21, 2000, the beneficial ownership of all directors and officers of the Company as a group. These figures include shares of Common Stock that the executive officers have the right to acquire within 60 days of March 21, 2000 pursuant to the exercise of stock options and warrants.

Title of Class:  Common Stock ($.001 par value)

                                                Beneficial            Percent
Name Of Beneficial Owner                        Ownership            Of Class
--------------------------------------------------------------------------------

Guy L. Brenkman (2)                             3,487,299              39.21%
Orvel L. Cox (3)                                  198,549               2.23%
Daniel A. LaKemper (4)                             98,314               1.11%
John S. Fulton                                     23,400                .26%
(5)
J. Michael Carr (6)                                53,050                .60%
Scott Isonhart                                     11,100                .12%
(7)
Tim Shea                                            5,000                .06%
                                               ----------              --------
Directors and Executive                         3,876,712              43.59%(1)
Officers as a Group:

FOOTNOTES:

(1) Based on 8,893,396 shares of Common Stock and Equivalents outstanding as of March 21, 2000.

(2) Of the total number of shares shown as owned by Mr. Brenkman, 24,909 shares represent the number of shares Mr. Brenkman has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 1,740,800 shares represent the number of shares Mr. Brenkman has the right to acquire within 60 days through the exercise of Warrants. Mr. Brenkman owns all shares in joint tenancy with his wife. In addition, 18,890 shares are held by Mr. Brenkman under the Pioneer Railcorp Retirement Savings Plan and 2,340 shares are held by Mr. Brenkman's wife, in which he disclaims beneficial ownership.

(3) Of the total number of shares shown as owned by Mr. Cox, 30,000 shares represent the number of shares Mr. Cox has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 101,770 shares represent the number of shares Mr. Cox has the right to acquire within 60 days through the exercise of Warrants. In addition, 1,909 shares are held by Mr. Cox under the Pioneer Railcorp Retirement Savings Plan. Mr. Cox's shares are owned in joint tenancy with his wife. Mr. Cox and his wife own one Preferred Share in the Mississippi Central Railroad Co.

(4) Of the total number of shares shown as owned by Mr. LaKemper, 19,850 shares represent the number of shares Mr. LaKemper has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 40,000 shares represent the number of shares Mr. LaKemper has the right to acquire within 60 days through the exercise of Warrants. In addition, 964 shares are held by Mr. LaKemper under the Pioneer Railcorp Retirement Savings Plan. Mr. LaKemper's shares are owned in joint tenancy with his wife.

(5) Of the total number of shares shown as owned by Mr. Fulton, 2,000 shares represent the number of shares Mr. Fulton has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 10,200 shares represent the number of shares Mr. Fulton has the right to acquire within 60 days upon the exercise of Warrants.

(6) Of the total number of shares shown as owned by Mr. Carr, 52,000 shares represent the number of shares Mr. Carr has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 1,000 shares represent the number of shares Mr. Carr has the right to acquire within 60 days through the exercise of Warrants.

(7) Of the total number of shares shown as owned by Mr. Isonhart, 11,000 shares represent the number of shares Mr. Isonhart has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 100 shares represent the number of shares Mr. Isonhart has the right to acquire within 60 days through the exercise of Warrants.

There are no shareholders known by the Registrant to be beneficial owners of more than 5% of its outstanding common stock other than Mr. Brenkman.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and to provide copies of such reports to the Company. Based upon the Company's review of the copies of such reports received by the Company and representations of its directors and executive officers, the Company believes that during the years ended December 31, 1999 and 1998 all Section 16(a) filing requirements were satisfied

Compensation of the Chief Executive Officer

Summary Compensation Table

                           Annual
                        Compensation    Long Term Compensation
                      ---------------  ------------------------
                                       Restricted
Name &                                    Stock                        Other
Position              Year    Salary      Award    Options/SARs     Compensation
--------------------------------------------------------------------------------
Guy L. Brenkman, CEO  1999   $538,297      ----        ----         $  5,000 (a)
                      1998   $486,494      ----        ----         $  5,000 (a)
                      1997   $419,695      ----        ----         $  4,750 (a)

(a) - Registrant's contribution to the Company's defined contribution plan.

Option/SAR Grants in Last Fiscal Year
----------------------------------------------
None

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values
----------------------------------------

                                                                        Value of
                                                                       Unexercised
                                               Number of Securities    In-the-Money
                                              Underlying Unexercised   Options/SARs
                                              Options/SARs at FY-End     At FY-End
                   Shares Acquired    Value        Exercisable/        Exercisable/
Name                 On Exercise     Realized      Unexercisable       Unexercisable
------------------------------------------------------------------------------------
Guy Brenkman-CEO           0            0          24,909/80,000           $0/$0

In December 1993, the Company entered into a five-year executive employment contract with the Company's president, which was extended through December 2001 by the Board of Directors. The agreement provides for a base salary with annual inflation adjustments based upon the Consumer Price Index. The original agreement provided for three weeks paid vacation in 1993 to be increased by 1 week each year thereafter. The president at his election can be paid for any unused vacation during the year. Should the Company acquire or form additional railroads, the base salary will increase $25,000 for the acquisition of railroads of 125 miles or less, and $50,000 for railroads over 125 miles. At January 1, 2000, the president's base salary was $464,986. Should the president's employment be terminated, the contract requires a lump sum payment equal to three years of his then current salary. Should the president retire, he is entitled to a lump sum payment of one year's salary.

Although Mr. Brenkman is authorized by his contract to receive an increase in compensation immediately upon the start of a new railroad, he has generally declined these increases, until in his opinion, the railroad appears to be self supporting and can absorb the cost of such raise. In several instances, Mr. Brenkman has not taken a raise at all. A detailed list of these raises since 1993 is listed as follows:

Subsidiary                               Date Acquired        Date Effective
--------------------------------------------------------------------------------

Vandalia Railroad Company                  10/07/94               10/07/94
Minnesota Central Railroad Co.             12/12/94               02/01/95
West Michigan Railroad Co.                 07/11/95            No Raise Taken
Columbia & Northern Railway                02/21/96            No Raise Taken
Keokuk Junction Railway Co.                03/12/96               04/16/96
Rochelle Railroad Co                       03/25/96               04/16/96
Shawnee Terminal Railway Co.               11/12/96               01/01/98
Michigan Southern Railroad                 12/18/96               01/01/97
Pioneer Industrial Railway Co.             02/20/98            No Raise Taken
The Garden City Western Railway Co.        05/01/99               05/01/99

Directors of the Registrant each were compensated $2,000 in 1999.

Proposal 1 - Ratification of Appointment of Independent Public Accountants

The Board of Directors, upon recommendation of its Audit Committee, has appointed McGladrey & Pullen, LLP, Certified Public Accountants and Consultants, as independent public accountants of the Company with respect to its operations for the year 2000, subject to ratification by the holders of common stock of the Company. In taking this action, the members of the Board and the Audit Committee considered carefully McGladrey's performance for the Company with respect to services performed in the years 1994-1999 and its general reputation for adherence to professional auditing standards. The Board of Directors anticipates that representatives of McGladrey & Pullen, LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

Stockholder Proposals

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for a stockholder proposal for the 2001 Annual Meeting of Stockholders to be eligible for inclusion in the Corporation's Proxy Statement and form of proxy, it must be received by the Corporate Secretary no later than December 31, 2000.

Other Matters

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as set forth above. However, if any other matters come before the Meeting, the proxies received pursuant to this solicitation will be voted thereon in accordance with the judgment of the person or persons acting under the proxies.

Pioneer Railcorp, May 15, 2000